EXHIBIT 10 - CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 12, 1998, with respect to Equitable
Life Insurance Company of Iowa and Equitable Life Insurance Company of
Iowa Separate Account A included and incorporated by reference in Post-Effective Amendment No. 9 to the Registration Statement (Form N-4 No. 33-79170) and related Prospectuses of Equitable Life Insurance Company of Iowa Separate Account A.


                                                        /s/ ERNST & YOUNG LLP



Des Moines, Iowa
May 20, 1998